Exhibit 10.1

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% SENIOR NOTES DUE 2030

PURCHASE AGREEMENT

May 12, 2025

May 12, 2025

Morgan Stanley Asia (Singapore) Pte.

2 Central Boulevard

#22-01 West Tower

Singapore 018916

Merrill Lynch (Singapore) Pte. Ltd

50 Collyer Quay

#14-01 OUE Bayfront

Singapore 049321

Attn: DCM

DBS Bank Ltd.

Level 42, Marina Bay Financial Centre Tower 3

12 Marina Boulevard

Singapore 018982

MUFG Securities Asia Limited Singapore Branch

Marina One East Tower

7 Straits View

#23-01

Singapore 018936

The Bank of Nova Scotia, Singapore Branch

One Raffles Quay

#20-01 North Tower

Singapore 048583

Oversea-Chinese Banking Corporation Limited

63 Chulia Street

OCBC Centre East #03-05

Singapore 049514

ICBC Standard Bank Plc

20 Gresham Street

London

EC2V 7JE

United Kingdom

Ladies and Gentlemen:

Seagate Data Storage Technology Pte. Ltd., a private company limited by shares registered in Singapore (the “Issuer”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $400,000,000 principal amount of its 5.875% Senior Notes due 2030 (the “Notes”). The Notes will be issued pursuant to the provisions of an Indenture, to be dated on or about May 27, 2025 (the “Indenture”) among the Issuer, the Guarantors (as defined below) and Computershare Trust Company, National Association, as Trustee (in such capacity, the “Trustee”).

The Notes will be unconditionally guaranteed (the “Guarantees,” and together with the Notes, the “Securities”) as to the payment of principal and interest by Seagate Technology Holdings public limited company, a public limited company incorporated under the laws of Ireland (the “Company”), Seagate Technology Unlimited Company, an unlimited company incorporated under the laws of Ireland (“STX Unlimited”) and Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of Cayman Islands (“Seagate HDD” and together with the Company and STX Unlimited, the “Guarantors”).

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

The Initial Purchasers of the Securities and their direct and indirect transferees will be entitled to the benefits of the Registration Rights Agreement in respect of the Securities, to be dated the Closing Date (as defined herein), between the Issuer, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Issuer and the Guarantors. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. Each of the Issuer and each of the Guarantors, jointly and severally, represent and warrant to, and agree with, you that:

(a)  The Time of Sale Memorandum does not contain, and (x) at the time of first sale of the Securities and (y) at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Issuer or the Guarantors, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any Additional Written Offering Communication prepared, used or referred to by the Issuer or the Guarantors, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, any General Solicitation that is not an Additional Written Offering

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Communication, made by the Issuer or any Guarantor or by the Initial Purchaser with the consent of the Issuer and the Guarantors, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Preliminary Memorandum as of its date did not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser furnished to a Guarantor or the Issuer in writing by such Initial Purchaser through you expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, neither the Guarantors nor the Issuer have prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The Company has been duly incorporated, is validly existing as a public limited company under the laws of Ireland, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and, except in jurisdictions in which “good standing” is not a recognized concept, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company or other similar entity under the laws of the jurisdiction of its organization or incorporation (as the case may be), has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing, except in jurisdictions in which “good standing” is not a recognized concept, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are directly or indirectly owned by the Company, free and clear of all liens, encumbrances, equities or claims (each, a “Lien”), except for Liens as described in the Time of Sale Memorandum and the Final Memorandum.

(e) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

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(f) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the relevant Indenture pursuant to which such Securities are to be issued.

(g) The Guarantees contained in the Indenture have been, or will be as of the Closing Date, duly authorized by the Guarantors, and when the Notes are executed and authenticated in accordance with the provisions of the relevant Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, each Guarantee will be the valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the relevant Indenture.

(h) The execution and delivery by the Issuer and the Guarantors of, and the performance by the Issuer and the Guarantors of their obligations under, this Agreement, the Indenture, and the Registration Rights Agreement (collectively, the “Transaction Documents”) and the Securities will not contravene the memorandum and articles of association, constitution, charter, by-laws or other organizational documents of the Issuer or the Guarantors or any agreement or other instrument binding upon the Issuer or the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for such contraventions of applicable law or judgments that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuer and the Guarantors to perform their respective obligations under the Transaction Documents or the Securities) or result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer or the Guarantors of their respective obligations under the Transaction Documents, except such as (i) may be required by the securities or Blue Sky laws of the various states or other jurisdictions in connection with the offer and sale of the Securities, or (ii) the failure of which to obtain would not reasonably be expected to have a material adverse effect on the power or ability of the Issuer or the Guarantors to perform their respective obligations under the Transaction Documents and the Securities.

(i) The Indenture has been duly authorized by the Issuer and the Guarantors, and when duly executed and delivered by the Issuer and the Guarantors, assuming the due authorization, execution and delivery thereof by the other parties thereto, will each constitute a valid and binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j) The Registration Rights Agreement has been duly authorized by the Issuer and the Guarantors, and when duly executed and delivered by the Issuer and the Guarantors, assuming the due authorization, execution and delivery thereof by the other parties thereto, will each

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constitute a valid and binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution may be limited under applicable law.

(k) There has been no material adverse change, nor to the knowledge of the Company, any development involving a prospective material adverse change, in the financial condition or in the earnings, business affairs or management of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business from that set forth in or contemplated by the Time of Sale Memorandum.

(l) Other than as described in the Time of Sale Memorandum and the Final Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a Material Adverse Effect or a material adverse effect on the power or ability of the Issuer or the Guarantors to perform their respective obligations under the Transaction Documents or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.

(m) The financial statements included or incorporated by reference in the Time of Sale Memorandum present fairly in all material respects the financial position of the entities purported to be covered as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein).

(n) Neither of the Guarantors nor the Issuer is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries are in compliance with any and all applicable non-U.S. and U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(p) Except as described in the Time of Sale Memorandum and the Final Memorandum, there are no costs, obligations or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

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(q) Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or any agent of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money or anything else of value, directly or indirectly, to a “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted in material compliance with all applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws that would reasonably be expected to have a Material Adverse Effect is pending or, to the knowledge of the Company, threatened.

(s) Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any director, officer, employee or agent of the Company or of any of its subsidiaries, is, or is owned or controlled by an individual or entity (“Person”) that is: currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or His Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria) and the Company, including its subsidiaries, represents and warrants that it will not, directly or indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary or other Person, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions. Notwithstanding the foregoing, the representations and warranties set out in this Section 1(s) above are only sought and given for the benefit of an Initial Purchaser if and to the extent that doing so would be permissible for such Initial Purchaser pursuant to Council Regulation (EC) No 2271/1996, including as it forms part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

(t) Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) neither the Company nor any of its subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Issuer nor any of the Guarantors has purchased any of its outstanding share capital, nor declared, paid or otherwise made

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any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, capital stock or long-term debt of the Company and its subsidiaries, except in the case of each of (i), (ii), and (iii) above, as described in, or contemplated by, each of the Time of Sale Memorandum and the Final Memorandum.

(u) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens, except such as are described in the Time of Sale Memorandum and the Final Memorandum or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Memorandum and the Final Memorandum.

(v) Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company and its subsidiaries own or possess a valid right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property currently employed by them in connection with the operation of the business as currently operated by them, and neither the Company nor any of its subsidiaries, to the knowledge of the Company, has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(w) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect; and (ii) to the knowledge of the Company neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or technology owned by the Company or any of its subsidiaries and intended to be kept as proprietary software or (B) any software code or other technology owned by the Company or any of its subsidiaries and intended to be kept as proprietary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except as would not reasonably be expected to result in a Material Adverse Effect.

(x) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all of their internal and external privacy policies, contractual obligations relating to privacy, data protection, or information security, and applicable laws,

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statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to privacy, data protection, and information security with respect to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household or sensitive data considered “personal information” or “personal data” under applicable laws and regulations (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or complaint regarding the non-compliance of the Company or any of its subsidiaries with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened in writing against the Company or its subsidiaries alleging non-compliance with any Data Security Obligation.

(y) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have taken reasonable technical and organizational measures to protect the information technology systems and Data in their possession, or otherwise in their administrative control, and used in connection with the operation of the Company’s and its subsidiaries’ businesses, including reasonable efforts to establish and maintain, and having established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach of and unauthorized destruction, loss, and unauthorized distribution, use, access, disablement, misappropriation or modification of any such information technology system or Data (“Breach”) and (ii) to the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(z) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Time of Sale Memorandum and the Final Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries, except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves in accordance with GAAP have been created in the financial statements of the Company.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum and the Final Memorandum, or, to the knowledge of the Company, is imminent.

(bb) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, other than as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.

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(cc) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses except such as the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Each periodic report containing financial statements filed with the Commission by the Company since June 28, 2024 pursuant to Section 13(a) of the Exchange Act complied with the requirements of such section and the information in such reports fairly presented, in all material respects, the financial condition and results of operations of the Company, as of the date of each such filing.

(ff) Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any person acting on its or their behalf, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or other applicable laws, made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of Morgan Stanley Asia (Singapore) Pte., or offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act (provided that no representation is made with respect to any Initial Purchaser).

(gg) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company, its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S (provided that no representation is made with respect to any Initial Purchaser).

(hh) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 7 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial

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Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or other applicable laws or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(ii) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(jj) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) Except as otherwise disclosed in the Time of Sale Memorandum and Final Memorandum, no stamp, documentary, issuance, registration, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Initial Purchasers, in Ireland, the Republic of Singapore or the Cayman Islands, in each case, or to any taxing authority thereof or therein in connection with (i) the execution and delivery of this Agreement, (ii) the creation, allotment and issuance of the Notes, and (iii) the sale and delivery of the Notes to the Initial Purchasers or purchasers procured by the Initial Purchasers, other than any such withholding taxes imposed due to: (i) the Initial Purchaser having any present or former connection with such jurisdiction imposing such taxes, other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder, (ii) the failure of the Initial Purchaser to use its reasonable efforts to provide any form, certificate, document or other information that would have eliminated the withholding or such taxes, or (iii) the Initial Purchaser being a non-tax resident of Singapore and not acting through a Singapore branch.

1A.  Pursuant to Section 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, the Issuer hereby notifies the Initial Purchasers that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

2. Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.00% of the principal amount thereof (the “Purchase Price”), payable on the Closing Date (as defined in Section 4 hereof).

3. Terms of Offering. You have advised the Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 27, 2025 or at such other time on the same or such other date, not more than five business days after the foregoing date, as may be mutually agreed upon by the Issuer and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

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The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Notes shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

All payments by the Issuer or the Guarantors, as applicable, to an Initial Purchaser under this Agreement shall be made without withholding or deduction of any present or future Singaporean, Irish or Cayman taxes, duties or governmental charges of any kind imposed, levied, collected, withheld or assessed by any authority having the power to tax, unless that withholding or deduction is required by law. In that event, the Issuer or Guarantor, as applicable, agrees to pay to the relevant Initial Purchaser such additional amounts as shall be required so that the net amount received by such Initial Purchaser after such deduction, withholding or payment shall equal the amount that would have been received by such Initial Purchaser had no such deduction, withholding or payment been made except to the extent that such taxes, duties, governmental charges or other deductions or withholdings were imposed due to:

(a) the Initial Purchaser having any present or former connection with such jurisdiction imposing the taxes, duties, or governmental charges other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder; or

(b) the failure of the Initial Purchaser to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such taxes, duties, or governmental charges.

Where any services or supplies supplied under this Agreement falls within the ambit of the Goods and Services Tax Act 1993 of Singapore, the party making payment for such services or supplies (including, for the avoidance of doubt, the Issuer with respect to any underwriting discount earned by the Initial Purchasers in connection with the issuance of the Notes) shall also pay (or, if paid by another party, reimburse such party) the applicable goods and services tax (“GST”) (and, in the case of the such underwriting discount, the initial purchasers may deduct the GST owed on such amount from the purchase price paid to the Issuer).

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

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(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Time of Sale Memorandum as of the date of this Agreement that, in the Initial Purchasers’ judgment, is material and adverse and that makes it, in the Initial Purchasers’ judgment, impracticable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that, to such officer’s knowledge after due inquiry, the representations and warranties of the Issuer and the Guarantors contained in this Agreement that are qualified as to materiality or material adverse effect are true and correct, and those not so qualified are true and correct in all material respects, as of such date; and each of the Issuer and each Guarantor has complied in all material respects with all of the agreements and has satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before such date.

(c) The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside U.S. counsel for the Issuer and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit B-1 and a disclosure letter of Latham & Watkins LLP, dated the Closing Date, to the effect set forth in Exhibit B-2. Such opinion and letter shall be rendered to the Initial Purchasers at the request of the Issuer and the Guarantors and shall so state therein.

(d) The Initial Purchasers shall have received on the Closing Date an opinion of (x) Drew & Napier LLC, outside Singaporean counsel for the Issuer, dated the Closing Date, to the effect set forth in Exhibit C, (y) Arthur Cox LLP, outside Irish counsel for the Guarantors, dated the Closing Date, to the effect set forth in Exhibit D, (z) Maples and Calder (Cayman) LLP, outside Cayman Islands counsel for Seagate HDD, dated the Closing Date, to the effect set forth in Exhibit E, and (aa) James C. Lee, Senior Vice President, Chief Legal Officer and Corporate Secretary, dated the Closing Date to the effect set forth in Exhibit F.

(e) The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Initial Purchasers, dated the Closing Date, and a disclosure letter of Davis Polk & Wardwell LLP, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

(f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date that is two business days prior to the Closing Date.

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6. Covenants of the Issuer and the Guarantors. The Issuer and each of the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Additional Written Offering Communication (other than those identified on Schedule II hereto) to be prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors and not to use or refer to any such proposed Additional Written Offering Communication to which you reasonably object.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that nothing contained herein shall require the Company or any of its subsidiaries to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

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(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under the Transaction Documents, including: the fees, disbursements and expenses of counsel to the Issuer and the Guarantors and accountants of the Issuer and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer taxes payable thereon, the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursements shall not exceed $5,000, any fees charged by rating agencies for the rating of the Securities, the costs and charges of the Trustee and any transfer agent, registrar or depositary, the cost of the preparation, issuance and delivery of the Securities, the costs and expenses of the Issuer and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuer and the Guarantors, the travel and lodging expenses of the representatives and officers of the Issuer and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show, the document production charges and expenses associated with printing this Agreement and all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, their expenses in connection with any road show (including travel and lodging), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities or other applicable laws.

(i) To furnish you with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

(j) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

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(k) None of the Company or any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities; and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will comply with the offering restrictions requirement of Regulation S and of other applicable laws.

(l) During the period of one year after the Closing Date, the Company will not, and will not permit any of its subsidiaries to, and it will use its commercially reasonable efforts to not permit any of its other affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n) The Company will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers to the extent required, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

Each of the Issuer and each Guarantor also agree that, without the prior written consent of Morgan Stanley Asia (Singapore) Pte. on behalf of the Initial Purchasers, it will not, and the Company agrees that it will not permit any of its subsidiaries to, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities, or warrants to purchase debt securities, of the Issuer or the Guarantors that are substantially similar to the Securities (other than the sale of the Securities under this Agreement).

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Issuer and the Guarantors that it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Issuer and the Guarantors or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and it will sell such Securities only to, persons that it reasonably believes to be in the case of offers inside the United States, QIBs and in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Time of Sale Memorandum and the Final Memorandum under the caption “Transfer Restrictions.”

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(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer and the Guarantors that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii) the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities as part of their distribution at any time and otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v) such Initial Purchaser, in relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Securities to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and in respect of the UK The Prospectus (Amendment etc.) (EU Exit) Regulations 2019; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This offering memorandum has been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the

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Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This offering memorandum is not a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

(vi) such Initial Purchaser has represented and agreed (A) that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act is complied with or does not apply to the Company and (B) it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the UK;

(vii) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law;

(viii) such Initial Purchaser understands that no offering memorandum or other document in connection with the Securities has been registered as a prospectus with the Monetary Authority of Singapore, and represents and agrees that no document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities has been or will be circulated or distributed, and that the Securities have not been and will not be offered or sold, or made or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA)) pursuant to and in accordance with the conditions specified in Section 275 of the SFA , and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; and

(ix) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

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Terms used and not otherwise defined in this Section 7(b) have the meanings given to them by Regulation S.

(c) Each Initial Purchaser, severally and not jointly, agrees not to use any Additional Written Offering Communication other than those approved by the Company in advance in writing or those that, if this offering of Securities were registered under the Securities Act, would not result in the Company being required to file with the Commission under Rule 433(d) such Additional Written Offering Communication as a free writing prospectus prepared by or on behalf of such Initial Purchaser that otherwise would not be required to be so filed by the Company, but for the action of the Initial Purchaser.

(d) Each Initial Purchaser has not and, severally and not jointly, agrees that it will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of Securities, provided, however, that nothing in this provision precludes the Initial Purchasers from entering into any such contractual arrangement (i) between and among themselves, (ii) with their respective affiliates or (iii) with the prior written consent of the Company.

In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuer and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 hereof, counsels for the Issuer, the Guarantors and the Initial Purchasers may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 7, and each Initial Purchaser hereby consents to such reliance.

8. Indemnity and Contribution. (a) The Issuer and the Guarantors agree to jointly and severally indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred as they are incurred in connection with defending or investigating any such action or claim (whether or not pending or threatened, whether or not brought by a third party, the Initial Purchasers, any affiliate of the Initial Purchasers, security holders, creditors or other persons)) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors, any General Solicitation made by the Issuer and the Guarantors, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors and their respective directors, their respective officers and each person, if any, who controls the Issuer or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by

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such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Issuer and the Guarantors in accordance with Section 6(c), any General Solicitation set forth in Schedule II hereto, or the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley Asia (Singapore) Pte., in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of, an indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, (i) shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits

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received by the Issuer and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Issuer and the Guarantors agree to jointly and severally indemnify and hold harmless each Initial Purchaser against any documentary, stamp, issuance, transfer, registration, documentary or other similar taxes that are payable by or on behalf of the Initial Purchasers in Ireland, the Republic of Singapore or the Cayman Islands, in each case, or any taxing authority thereof or therein, including any interest and penalties, on the creation, issuance, sale and initial resale of the Securities, and on the execution and delivery of this Agreement.

(f) The Issuer and the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuer and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Issuer, the Guarantors, their officers or directors or any person controlling the Issuer or the Guarantors, and acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading

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generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Guarantors for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Issuer or the Guarantors. In any such case either you or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Issuer or a Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer or a Guarantor shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Issuer, the Guarantors and the

21

Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering of the Securities, and the purchase and sale of the Securities.

(b) The Issuer and the Guarantors acknowledge that in connection with the offering of the Securities: the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Issuer, the Guarantors or any other person, the Initial Purchasers owe the Issuer and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and the Initial Purchasers may have interests that differ from those of the Issuer and the Guarantors. The Issuer and each of the Guarantors waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Consent to Jurisdiction; Appointment of Agent for Service of Process. The Issuer and the Guarantors, jointly and severally, agree that:

(a) Any suit, action or proceeding against the Issuer or any Guarantor arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Issuer and each Guarantor each irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and each Guarantor each irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or a Guarantor and may be enforced in any court to the jurisdiction of which the Issuer or a Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or a Guarantor in the manner provided by this Section 15.

22

(b) The Issuer and each Guarantor hereby appoint Seagate Technology (US) Holdings, Inc., as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Authorized Agent hereby accepts such appointment and agrees to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors. Notwithstanding the foregoing, any action involving the Issuer or a Guarantor arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

(c) Any action, suit or proceeding brought by the Issuer and/or a Guarantor against the Initial Purchasers arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and the Issuer and the Guarantors shall not initiate or seek to initiate, in any other jurisdiction other than in such New York courts, any action, suit or proceeding against the Initial Purchasers arising out of or based upon this Agreement and the transactions contemplated herein. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by the Initial Purchasers in respect of this Agreement and any transaction contemplated herein, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by the Issuer and the Guarantors hereunder to the jurisdiction of such New York courts or the designation, pursuant to this Section 15, of the laws of the State of New York as the law applicable to this Agreement.

(d) The provisions of this Section 15 shall survive any termination or cancellation of this Agreement.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuer and the Guarantors with respect to any sum due from it to any Initial Purchaser or any person controlling any Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser or controlling person of any sum in such other currency, and only to the extent that such Initial Purchaser or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Initial Purchaser or controlling person hereunder, the Issuer and the Guarantors, jointly and severally, agree as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser or controlling person hereunder, such Initial Purchaser or controlling person agrees to pay to the Issuer and Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser or controlling person hereunder.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to Morgan Stanley Asia (Singapore) Pte. at 2 Central Boulevard, #22-01 West Tower, Singapore 018916, Attention: Jimmy Chua, with a copy to the Legal Department; if to the Issuer, the Guarantors or the Authorized Agent shall be delivered, mailed or sent to it at 47488 Kato Road, Fremont, California 94538, Attention: James C. Lee, Senior Vice President, Chief Legal Officer and Corporate Secretary.

19. WAIVER OF JURY TRIAL. YOU, ON THE ONE HAND, AND THE ISSUER AND THE GUARANTORS (ON THEIR OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF THEIR RESPECTIVE SHAREHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS DEALER MANAGERS OR YOUR ROLE IN CONNECTION HEREWITH.

20. Agreement Among Initial Purchasers. (a) The execution of this Agreement by or on behalf of the Initial Purchasers will constitute the acceptance by each Initial Purchaser of the International Capital Market Association Standard Form Agreement Among Managers Version 1, together with the New York Law Schedule for Non-Equity Related Issues governed by New York Law (the “AAM”). The Initial Purchasers further agree that references in the AAM to the “Lead Manager”, the “Joint Bookrunners” and the “Managers” shall mean the Initial Purchasers, references in the AAM and this Agreement to the “Settlement Lead Manager” shall mean Morgan Stanley Asia (Singapore) Pte. and references in the AAM to the “Stabilization Coordinator” shall mean Morgan Stanley Asia (Singapore) Pte. The Initial Purchasers agree as between themselves to amend the AAM as follows:

(i) in Clause 1, the phrase “as agent of the Issuer” shall be deemed to be deleted;

(ii) in Clause 3, the term “Lead Manager” shall be deemed to refer to the Settlement Lead Manager;

(iii) the following sentence shall be deemed to be added to the end of Clause 3(2):

“In addition, any profits incurred by the Settlement Lead Manager as a result of any action taken pursuant to this Clause shall be shared among the non-defaulting Managers (including the Settlement Lead Manager) in proportion to their Commitments or on such other basis as the Settlement Lead Manager considers, in its absolute discretion, to be fair.”;

(iv) the following clause shall be deemed to be inserted into the AAM as a new Clause 6A:

“6A. OVERALLOTMENT

Each Manager acknowledges and agrees that, in order to assist in the orderly distribution of the Securities, and subject to compliance with applicable laws and regulations, including the EU Market Abuse Regulation (EU) No 596/2014 as amended where applicable, one or more of the Managers (for the purposes of this Clause, the “participating Managers”) may agree to overallot in arranging subscriptions, sales and purchases of the Securities and may subsequently make purchases and sales of the Securities, in addition to their respective underwriting commitments, in the open market or otherwise, on such terms as the participating Managers deem advisable. Such overallotment positions may be allocated among all or some of the participating Managers equally or in such proportions as the

24

participating Managers may agree. The participating Managers shall agree among themselves whether (i) each participating Manager is responsible for managing its own position and is liable for any loss or entitled to any profit arising from the management of such position or (ii) the positions should be aggregated with one or more participating Managers being responsible for managing the combined position and to aggregate profits and losses and share them among all or some of the participating Managers in such proportions as they may agree.

Nothing in Clause 6(2) shall prohibit the purchases, sales and overallotments of Securities described in this Clause as such purchases, sales and overallotments shall not, for the purposes of the AAM, be treated as Stabilisation Transactions as defined in the AAM.”;

(v) Clause 7 shall be deemed to be deleted and replaced in its entirety with the following;

“The Managers agree that any fees and expenses that are the joint responsibility of the Managers and payable by the Managers, and any out-of-pocket expenses that are the joint responsibility of the Managers and reimbursable but not reimbursed by the Issuer, shall be aggregated and allocated among the Managers pro rata to their respective Commitments and each Manager authorizes the Settlement Lead Manager to charge or credit each Manager’s account for its proportional share of such fees and expenses; provided that, no later than the Closing Date, the Settlement Lead Manager shall credit each applicable Manager for any goods and services tax with respect to any underwriting discount earned by such Manager in connection with the issuance of the Notes that is required to be collected by such Manager pursuant to Singaporean tax regulations.”;

(vi) Clause 8 shall be deleted in its entirety;

(vii) the definition of “Commitments” shall be deleted in its entirety and replaced with the following:

“Commitments” means, (i) for the purposes of Clauses 3, 6, 7 and 10, the fee allocation proportion paid or to be paid to each of the Managers under the Purchase Agreement and any related fee letters or, if such fee allocation is not known at the relevant time, the amounts severally underwritten by the Managers as set out in the Purchase Agreement, and (ii) for the purposes of all other clauses of this agreement, the amounts severally underwritten by the Managers as set out in the Purchase Agreement.”; and

(viii) Clause 13 shall be deleted in its entirety and replaced with the following:

“This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in said State. With respect to any suit, action or proceeding relating to this Agreement (“Proceedings”), each party irrevocably consents to submit to the non-exclusive jurisdiction of the courts of the State of New York sitting in The City of New York, Borough of Manhattan and Federal courts sitting therein and, to the fullest extent that it may do so, waives (i) any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, (ii) any claim that such Proceedings have been brought in an inconvenient forum and (iii) the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes any party from

25

bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any such other jurisdiction.”

Where there are inconsistencies between this Agreement and the Agreement Among Managers, the terms of this Agreement shall prevail.

21. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. UK Bail-In Legislation. As used in this Section 21 below:

(a) (i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; (iii) “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; and (iv) “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

26

(b) Notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements or understanding between the UK Financial Institution and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Financial Institution to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral of the Company of such shares, securities or obligations; (C) the cancellation of the UK Bail-in Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

23. Recognition of Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024. Notwithstanding anything to the contrary in, and to the exclusion of any other term or condition of, this Purchase Agreement or any other agreement, arrangement, or understanding, each party to this Agreement agrees, in accordance with regulation 33 of the FSM Regulations, to be bound by:

(a) section 92 of the FSM Act; and

(b) any suspension of the exercise of any termination right in this Agreement made by the MAS under section 93 of the FSM Act,

in relation to the qualifying pertinent financial institution or its subsidiary relating to this Agreement to the extent required by and in accordance with the FSM Regulations.

This Section shall be interpreted in accordance with the FSM Regulations and the FSM Act.

For the purposes of this Section, “FSM Act” shall mean the Financial Services and Markets Act 2022 of Singapore. “FSM Regulations” shall mean the Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024 of Singapore. “MAS” shall mean the Monetary Authority of Singapore, “qualifying pertinent financial institution” means a bank that is incorporated in Singapore and to which a direction is issued under section 52(1) of the FSM Act. “termination right” shall have the meaning set out in section 91 of the FSM Act.

[Signature pages follow]

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SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD., as Issuer

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Authorized Officer

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, as Guarantor

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Chief Financial Officer and Executive Vice President, Authorized Person

SEAGATE TECHNOLOGY UNLIMITED COMPANY, as Guarantor

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Authorized Officer

SEAGATE HDD CAYMAN, as Guarantor

By:	/s/ Gianluca Romano
Name: Gianluca Romano
Title: Chief Financial Officer, Authorised Signatory

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By: Morgan Stanley Asia (Singapore) Pte.

By:	/s/ Vijay Vaidyanathan
Name: Vijay Vaidyanathan
Title: Managing Director

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By:	Merrill Lynch (Singapore) Pte. Ltd

By:	/s/ John Jun Lin
	Name:	John Jun Lin
	Title:	Managing Director

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By:	DBS Bank Ltd.

By:	/s/ LOO Huiling Adeline
	Name:	LOO Huiling Adeline
	Title:	Senior Vice President

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By:	MUFG Securities Asia Limited Singapore Branch

By:	/s/ Shailesh Venkatraman
	Name:	Shailesh Venkatraman
	Title:	Managing Director Co-Head of APAC Capital Markets Group

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By:	The Bank of Nova Scotia, Singapore Branch

By:	/s/ Madan Menon
	Name:	Madan Menon
	Title:	Authorized Signatory

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By:	Oversea-Chinese Banking Corporation Limited

By:	/s/ Kenneth Yeoh Wei Ming
	Name:	Kenneth Yeoh Wei Ming
	Title:	Head of Debt Capital Markets

[Purchase Agreement Signature Page]

Accepted as of the date hereof

By:	ICBC Standard Bank Plc

By:	/s/ Binliang Jin
	Name:	Binliang Jin
	Title:	President

By:	/s/ Robin Stoole
	Name:	Robin Stoole
	Title:	Head of Bond Syndicate

[Purchase Agreement Signature Page]

SCHEDULE I

Initial Purchasers	Principal Amount of the Notes to be Purchased
Morgan Stanley Asia (Singapore) Pte.	$120,000,000
Merrill Lynch (Singapore) Pte. Ltd.	$56,000,000
DBS Bank Ltd.	$56,000,000
MUFG Securities Asia Limited Singapore Branch	$56,000,000
The Bank of Nova Scotia, Singapore Branch	$56,000,000
Oversea-Chinese Banking Corporation Limited	$36,000,000
ICBC Standard Bank Plc	$20,000,000

Total:	$400,000,000

I-1

SCHEDULE II

Permitted Communications

Permitted Additional Written Offering Communications

1. Pricing Term Sheet dated May 12, 2025, attached as Exhibit A hereto

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

None.

II-1

EXHIBIT A

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

Pricing Term Sheet

May 12, 2025

5.875% Senior Notes due 2030

This Pricing Term Sheet dated May 12, 2025 (this “Pricing Term Sheet”) supplements the Preliminary Offering Memorandum dated May 12, 2025, of Seagate Data Storage technology Pte. Ltd. (the “Preliminary Offering Memorandum”) and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer:	Seagate Data Storage Technology Pte. Ltd.

Guarantors:	Seagate Technology Holdings plc, a public limited company incorporated under the laws of Ireland, Seagate Technology Unlimited Company, an unlimited company incorporated under the laws of Ireland and Seagate HDD Cayman, an exempted company incorporated with limited liability under the laws of Cayman Islands

Gross Proceeds:	$400,000,000

Trade Date:	May 12, 2025

Settlement Date*:	May 27, 2025 (T+10)

Ratings (Moody’s / S&P / Fitch)**:	Ba3 / BB / BB+

Joint-Lead and Joint Bookrunning
Managers:	Morgan Stanley Asia (Singapore) Pte.
Merrill Lynch (Singapore) Pte. Ltd DBS Bank Ltd. MUFG Securities Asia Limited Singapore Branch The Bank of Nova Scotia, Singapore Branch

Co-Managers:	Oversea-Chinese Banking Corporation Limited
ICBC Standard Bank Plc

Distribution:	Rule 144A/Regulation S (with registration rights)

Terms Relating to the 5.875% Senior Notes due 2030

Security Description:	5.875% Senior Notes due 2030 (the “2030 Notes”)

Principal Amount:	$400,000,000

Coupon:	5.875%

Maturity:	July 15, 2030

Offering Price:	100%, plus accrued interest, if any, from May 27, 2025

Yield to Maturity:	5.875%

Spread to Treasury:	+176 basis points

Benchmark:	3.750% UST due June 30, 2030

Benchmark Treasury Yield:	4.116%

Interest Payment Dates:	July 15 and January 15, beginning on January 15, 2026

Optional Redemption:	At any time prior to June 1, 2027, the Issuer may redeem some or all of the 2030 Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values at such redemption date of the redemption price of the 2030 Notes that would apply if the 2030 Notes were redeemed on June 1, 2027 as set forth in the table below plus the remaining scheduled payments of interest thereon to and including June 1, 2027 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2030 Notes to be redeemed plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

At any time on or after June 1, 2027, the Issuer may redeem some or all of such 2030 Notes at the redemption prices (expressed in percentage of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the redemption date.

Period Beginning June 1 Price

2027 102.938%

2028 101.469%

2029 and thereafter 100.000%

In the event of certain developments affecting taxation, the Company may, at its option, redeem the notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption.

Equity Clawback:	At any time prior to June 1, 2027, the Issuer may redeem up to 40% of the outstanding principal amount of the 2030 Notes (including additional 2030 Notes, if any) with the net cash proceeds of one or more equity offerings at a redemption price (expressed as a percentage of principal amount) of 105.875%, plus accrued interest to, but excluding, the redemption date; provided that (i) at least 60% of the aggregate principal amount of the
2030 Notes originally issued on the date of the 2030 Notes indenture remains outstanding after such redemption, and (ii) notice of any such redemption is mailed within 60 days of the closing of the related equity offering.

Change of Control:	101% of the principal amount of the 2030 Notes plus accrued and unpaid interest, if any, to the date of repurchase

CUSIP Numbers:	144A/Reg S: 81180L AA3 / Y7550L AA3

ISIN Numbers:	144A/Reg S: US81180LAA35 / USY7550LAA36

Denominations:	$2,000

Increments:	$1,000

*

Delivery of the 2030 Notes (the “Notes”) is expected on or about May 27, 2025 which will be the tenth business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers that wish to trade the Notes more than one business day prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes that wish to trade the Notes prior to their date of delivery hereunder should consult their own advisor.

**	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the laws of any other place, and are being offered only (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States in compliance with Regulation S under the Securities Act.

Singapore Securities and Futures Act - This term sheet has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this term sheet and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA)) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Where interest (including distributions which are regarded as interest for Singapore income tax purposes), discount income, early redemption fee or redemption premium is derived from any of the notes by any person who is not resident in Singapore and who carries on any operations in Singapore through a permanent establishment in Singapore, the tax exemption available for qualifying debt securities (subject to certain conditions) under the Income Tax Act 1947 of Singapore (the “ITA”) shall not apply if such person acquires such notes using the funds and profits of such person’s operations through a permanent establishment in Singapore. Any person whose interest (including distributions which are regarded as interest for Singapore income tax purposes), discount income, early redemption fee or redemption premium derived from any of the notes is not exempt from Singapore income tax (including for the reasons described above) shall include such income in a return of income made under the ITA.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

1.

To the extent execution and delivery of the Documents is governed by the law of the State of New York, such Documents have been duly executed and delivered by the Company and each Guarantor that is a party thereto.

2.	The Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.	The Indenture, including the Guarantee contained therein, is the legally valid and binding agreement of each of the Guarantors, enforceable against each of them in accordance with its terms.

4.

The Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

The execution and delivery of the Purchase Agreement by the Company and the Guarantors party thereto and the issuance and sale of the Notes by the Company to you pursuant to the Purchase Agreement and the Guarantee thereof by the Guarantors do not on the date hereof:

(i)	result in the breach of or a default under any of the Specified Agreements by the Company or any Guarantor;

(ii)	violate any federal or New York statute, rule or regulation applicable to the Company or any Guarantor; or

(iii)

require any consents, approvals, or authorizations to be obtained by the Company or any Guarantor from, or any registrations, declarations or filings to be made by the Company or any Guarantor with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or any Guarantor on or prior to the date hereof that have not been obtained or made.

6.

The statements in the Offering Memorandum under the captions “Description of Notes,” insofar as they purport to describe or summarize certain provisions of the Notes, the Guarantees, or the Indenture, are accurate summaries or descriptions in all material respects.

7.

The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Memorandum under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.

No registration of the Notes or the Guarantees under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, are required for the purchase of the Notes by you or the initial resale of the Notes by you, in each case, in the

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manner contemplated by the Purchase Agreement and the Offering Memorandum. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold. With your consent, for purposes of the opinion rendered in this paragraph 8, we have assumed, as to factual matters, that the representations and agreements made by each of you, the Company and the Guarantors contained in the Purchase Agreement and the representations and agreements deemed to be made in accordance with the Offering Memorandum by purchasers to whom you initially resell the Notes are accurate and have been and will be complied with.

9.	The Registration Rights Agreement is the legally valid and binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms.

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EXHIBIT B-2

FORM OF DISCLOSURE LETTER OF

LATHAM & WATKINS LLP

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Preliminary Offering Memorandum, as of May 12, 2025 (together with the Incorporated Documents as of that date), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Offering Memorandum, as of its date or as of the date hereof (together with the Incorporated Documents as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Preliminary Offering Memorandum, the Pricing Information Annex, the Offering Memorandum or the Incorporated Documents.

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EXHIBIT C

FORM OF OPINION OF DREW & NAPIER LLC

Words defined have the meaning given in our opinion.

On the basis of, and subject to, the foregoing and the matters set out in our opinion (including the assumptions and qualifications) and having regard to such considerations of Singapore law in force and published practice of the relevant authorities in Singapore (including the Monetary Authority of Singapore and the Inland Revenue Authority of Singapore) applying as at the date of this opinion as we consider relevant, we are of the opinion that:

Capacity opinion in relation to Seagate Data Storage Technology Pte. Ltd. (the “Company”)

(a)

the Company has been registered as a private company limited by shares and is validly existing under the laws of Singapore and the results of the searches referred to in Schedule 2 (Searches and enquiries) of our opinion did not reveal (i) any order or resolution for the winding up of the Company or notice of appointment of a judicial manager or (ii) any writs of summons or writs of execution served on the Company;

(b)	the Company has the requisite corporate power and capacity to enter into the Opinion Documents and to perform its obligations thereunder and to issue the Notes;

(c)

the execution of the Opinion Documents, the issue and delivery of the Notes and the performance of the Company’s obligations under the Opinion Documents have been duly authorised by all necessary corporate action on the part of the Company and each Opinion Document has been duly executed by the Company which execution does not and will not result in any violation by the Company of any term of its Constitution;

(d)	the performance by the Company of its obligations as set out in the Opinion Documents is not prohibited by any law or regulation of Singapore applicable to the Company;

(e)	each Opinion Document constitutes legal, valid and binding obligations of the Company under the laws of Singapore;

(f)	each Opinion Document is in a proper form for enforcement against the Company;

(g)

no consents, licences, approvals or authorisations of, and no registration or filing with, any governmental or regulatory authority in Singapore are required by law, rule or regulation in connection with the execution, legality, validity, enforceability, admissibility in evidence and delivery of the Opinion Documents, and the offer, issue, delivery, legality, validity, enforceability or admissibility in evidence of the Notes;

(h)	none of the Initial Purchasers is or will be deemed to be resident, domiciled or carrying on business in Singapore by reason only of the execution of the Opinion Documents or any of them;

(i)	there are currently no exchange controls in effect in Singapore;

(j)

the execution and delivery of the Opinion Documents and the offer and issue of the Notes by the Company will not contravene any law or regulation of Singapore applicable to the Company or its Constitution;

(k)

the express choice of the laws of the State of New York to govern each of the Indenture and the Purchase Agreement will be upheld as valid and binding in any action in the courts of Singapore provided that it is bona fide and legal and there is no reason for avoiding the choice on the ground of public policy;

(l)

the submission by the parties to [the Indenture] and the Purchase Agreement to the jurisdiction of any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York will be upheld as valid and binding in any action in the courts of Singapore provided that it is bona fide and legal and there is no reason for avoiding such submission on the ground of public policy;

(m)

assuming the obligations under the Opinion Documents are valid and binding under the laws of New York and are not subordinated by their terms, then under Singapore law, such obligations would rank pari passu in right of payment with all other present and future unsecured obligations of the Company, except for obligations mandatorily preferred by law;

(n)	the Company and any of its assets do not enjoy any right of sovereign immunity from legal proceedings or the execution of judgement, attachment or otherwise;

(o)

any final judgment (Final Judgment) for a sum of money obtained against the Company in a superior court of the state of New York will be enforceable against the Company in Singapore subject to such judgment creditor bringing an action on such Final Judgment in the courts of Singapore and successfully obtaining judgment in favour of the judgment creditor. The courts of the Singapore will not grant judgment in favour of the judgment creditor for such Final Judgment if:

(i) the court in the state of New York acted without jurisdiction;

(ii) the judgment debtor, being a person who was neither carrying on business nor ordinarily resident within the jurisdiction of the superior court in the state of New York, did not voluntarily appear or otherwise submit or agree to submit to the jurisdiction of that court;

(iii) the judgment debtor, being the defendant in the proceedings, was not duly served with the process of the court in the state of New York and did not appear;

(iv) the Final Judgment was obtained by fraud;

(v) the judgment debtor satisfies the courts of the Singapore either that an appeal is pending, or that it is entitled and intends to appeal, against the Final Judgment; or

(vi) the enforcement of the Final Judgment would be contrary to public policy or for some other similar reason could not have been entertained by the courts of Singapore;

(p)

the statements set forth in the Offering Memorandum in the sub-section “Selling Restrictions – Notice to Residents in Singapore”, insofar as they relate to matters of Singapore law, were at the date of the Offering Memorandum a correct summary of the matters set out therein;

Tax opinion

(q)

on the basis of the assumptions set out in [paragraphs (t) and (u)] of Schedule 3 (Assumptions) of our opinion and subject to the qualifications set out in Schedule 4 (Qualifications) of our opinion, the Notes issued by the Company are “qualifying debt securities” (Qualifying Debt Securities) as defined in section 13(16) of the Income Tax Act 1947 (ITA), and the following tax treatment will apply:

(i) interest, discount income (not including discount income arising from secondary trading), early redemption fee and redemption premium (collectively, the Qualifying Income) from the Notes issued by the Company and derived by a holder who is not resident in Singapore and who (i) does not have any permanent establishment in Singapore or (ii) carries on any operation in Singapore through a permanent establishment in Singapore but the funds used by that person to acquire the Notes are not obtained from such person’s operation through a permanent establishment in Singapore, are exempt from Singapore tax;

(ii) a concessionary income tax rate of 10% applies to all Qualifying Income from the Notes derived by any company or body of persons (as defined in the ITA) in Singapore (except for the case of holders of the relevant Financial Sector Incentive(s) who may be taxed at different rates);

(iii) no withholding or deduction is required to be made on account of Singapore tax in respect of payments of Qualifying Income from the Notes and repayments of principal in respect of the Notes;

(r)

Qualifying Income from the Notes derived by a holder who is an individual is exempt from Singapore tax except where such income is derived through a partnership in Singapore or is derived from the carrying on of a trade, business or profession;

(s)

no stamp or other documentary tax imposed by any governmental or other regulatory authorities in Singapore is payable in connection with the execution and delivery of the Opinion Documents or the offer and issue of the Notes; and

(t)

the statements set forth in the Offering Memorandum in the section “Singapore Taxation”, insofar as they relate to matters of Singapore tax law, were at the date of the Offering Memorandum a correct summary of the matters set out therein.

EXHIBIT D

FORM OF OPINION OF ARTHUR COX LLP

1.	Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

Capacity, Authority and Status

1.1	Seagate Technology Holdings plc is a public limited company and is duly incorporated and validly existing under the laws of Ireland.

1.2	Seagate Technology Unlimited Company is a private unlimited company and is duly incorporated and validly existing under the laws of Ireland.

1.3

Each Company has the necessary corporate power and authority under its Constitution to execute and deliver any and all of the Transaction Documents and to perform its obligations thereunder in accordance with the terms thereof.

1.4	The entry into the Transaction Documents by each Company and the performance of its obligations thereunder does not contravene:

(a)	any law of Ireland applicable to such Company; or

(b)	such Company’s Constitution.

1.5

All necessary corporate action required on the part of each Company to authorise the execution and delivery of the Transaction Documents and the performance by each Company of its obligations thereunder has been duly taken.

1.6	The Transaction Documents have been duly executed by each Company.

1.7

No consent, authorisation, licence or approval or other action from any Irish governmental or public body or public authority is necessary under the laws of Ireland to enable the Companies to enter the Transaction Documents, and no registration, filing or recording of any of the Transaction Documents or any instrument relating thereto in any Irish public office, governmental authority or regulatory body is necessary under the laws of Ireland to ensure the validity and enforceability of the Transaction Documents against the Companies or is required in connection with the execution and delivery of the Transaction Documents and performance by the Companies of the Transaction Documents.

1.8

Neither Company has immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Ireland.

1.9	Based only on the Corporate Certificates and the Searches:

(a)

neither Company has taken any corporate action for its winding up, dissolution, court protection or reorganisation or for the appointment of an examiner, liquidator, process adviser, trustee or similar officer in respect of either Company or any or all of its assets; and

(b)

no other party has taken any action or commenced any proceedings for the winding up, dissolution, court protection or reorganisation of either Company or for the appointment of a receiver, liquidator, process adviser examiner, trustee or similar officer in respect of the Companies or any or all of their assets, revenues or undertakings.

No Licences required

1.10

It is not necessary that the Trustee or any of the Initial Purchasers be licensed, qualified or otherwise entitled to carry on business in Ireland to enable them to execute the Transaction Documents to which they are a party and perform their obligations under the Transaction Documents to which they are a party.

Taxes

1.11	Neither Company should be required to make any deduction or withholding for or on account of Irish income tax from payments pursuant to the Notes Guarantees.

1.12	Under the laws of Ireland there is no stamp duty or similar charges or duties payable in Ireland in relation to the Transaction Documents.

1.13

The statements in the Time of Sale Memorandum and the Final Memorandum entitled “Ireland Tax Considerations” are correct as to legal matters in all material aspects in so far as they summarise the laws of Ireland relating to tax.

1.14

Neither the Trustee nor any of the Initial Purchasers is or will be deemed to be resident, domiciled or carrying on business in Ireland solely by reason of entering into the Transaction Documents to which they are a party.

Interest

1.15

There is no interest limitation law in Ireland which would apply to the Company and which would restrict the recovery of any amount expressed to be payable under or in connection with the Notes or the Notes Guarantees by the Company.

Choice of law

1.16

In any proceedings taken in Ireland for the enforcement of the Transaction Documents, the choice of the laws of the State of New York as the governing law of any of the Transaction Documents will be recognised by the courts of Ireland pursuant to Article 3 of the Rome I Regulation (EC) No. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (the “Rome I Regulation”) with respect to matters falling within the scope of the Rome I Regulation.

1.17

Council Regulation (EC) No 864/2007 of 11 July 2007 on the law applicable to non-contractual obligations (the “Rome II Regulation”) has force of law in Ireland. The incorporation of the laws of the State of New York as the governing law of non-contractual obligations arising out of the Transaction Documents is, in each case, in respect of non-contractual obligations which are within the scope of the Rome II Regulation, valid in accordance with Article 14(1) of the Rome II Regulation and, accordingly, the laws of the State of New York will be applied by the courts of Ireland if any claim to enforce such non-contractual obligations against the Companies comes under their jurisdiction.

Submission to Jurisdiction

1.18

The courts of Ireland will enforce the submission by the Companies to the jurisdiction of any State or U.S. Federal Court in the Borough of Manhattan, The City of New York, New York to the extent so submitted and a judgment of any such court will be enforced by the courts of Ireland if the following general requirements are met:

(a)	the foreign judgment is for a definite sum;

(b)

the foreign court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(c)

the foreign judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

Agent for Service of Process

1.19

The appointment of Seagate Technology (US) Holdings, Inc. as agent for service of process in any suit or proceeding based on or arising under any of the Transaction Documents would be recognised by the courts of Ireland.

EXHIBIT E

FORM OF OPINION OF MAPLES AND CALDER (CAYMAN) LLP

1	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

1.2	The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents.

1.3

The execution and delivery of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

1.4

The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by an Authorised Signatory (as defined in the Resolutions) for and on behalf of the Company, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

1.5

No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(b)	subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company; or

(c)	the performance by the Company of its obligations under the Transaction Documents.

1.6

No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents;

(b)	the enforcement of the Transaction Documents; or

(c)	payments made under, or pursuant to, the Transaction Documents.

The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.7	The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents.

1.8

Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands (the “Grand Court”) from the date of incorporation of the Company to the close of business (Cayman Islands time) on [●] 2025 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any petition for the winding-up of the Company or for the appointment of restructuring officers or interim restructuring officers thereto), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court, in which the Company is identified as a defendant or respondent.

1.9

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

1.10

It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.11	There are no usury or interest limitation laws in the Cayman Islands which would limit the recovery of payments from the Company in accordance with the Transaction Documents.

1.12

None of the parties to the Transaction Documents (other than the Company) is or will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents.

1.13

The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterised as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents.

1.14

None of the parties to the Transaction Documents (other than the Company) will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents.

1.15	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

EXHIBIT F

FORM OF OPINION OF JAMES C. LEE

To my knowledge there are no pending or threatened actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties other than proceedings fairly summarized in all material respects in the Time of Sale Memorandum and proceedings which are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.

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